BNY FINANCIAL CORPORATION
A WHOLLY OWNED SUBSIDIARY OF THE BANK OF NEW YORK
NEW YORK'S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

                          1290 AVENUE OF THE AMERICAS, NEW YORK, N.Y. 10104

April 24, 1996

Signal Apparel Company, Inc. ("Signal")
P. O. Box 4296
200 Manufacturers Road
Chattanooga, TN 37405

The Shirt Shed, Inc. ("Shirt Shed")
570 South Miami Street
Wabash, IN 46992

Gentlemen/Ladies:

     Reference is made to our Factoring Agreement with Signal bearing the effective date of May 23, 1991 as amended and supplemented (the "Signal Agreement") and our Factoring Agreement with Shirt Shed bearing the effective date of July 25, 1991 as amended and supplemented (the "Shirt Shed Agreement") (the Signal Agreement and the Shirt Shed Agreement herein collectively, the "Agreements").

     It is hereby agreed that Paragraph 13(a) of each of the Agreements shall read in its entirety as follows:

          "(a) We may at all times during business hours have access to, and insspect, audit, and make extracts from, all of your records, files and books of account, and we may charge your account with the costs, fees or expenses incurred in connection therewith and our then standard charges for each examiner or auditor."

and any additional language previously inserted thereto is hereby deleted.

     Except as specifically set forth herein, the Agreements shall remain unmodified and in full force and effect in accordance with their terms.

     If you are in agreement with the foregoing, please so indicate by signing and returning the enclosed copy of this letter.

AGREED:                            Very truly yours,
SIGNAL APPAREL COMPANY, INC.       BNY FINANCIAL CORPORATION

By:/s/William H. Watts             By:/s/Wayne Miller
   -------------------------          ----------------------
THE SHIRT SHED, INC.                  V.P.

By:/s/William H. Watts
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